Exhibit (15)

May 5, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE:                                    Ecolab Inc. Registration Statements on Form S-8 (Registration Nos. 2-60010; 2-74944; 33-1664; 33-41828; 2-90702; 33-18202; 33-55986; 33-56101; 333-95043; 333-109890; 33-26241; 33-34000; 33-56151; 333-18627; 333-109891; 33-39228; 33-56125; 333-70835; 33-60266; 333-95041; 33-65364; 333-18617; 333-79449; 333-40239; 333-95037; 333-50969; 333-58360; and 333-97927) and Registration Statement on Form S-4 (Registration No. 333-114869).

Commissioners:

We are aware that our report dated April 22, 2004, on our reviews of interim financial information of Ecolab Inc. (the “Company”) as of March 31, 2004 and for the three-month periods ended March 31, 2004 and 2003 included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2004, is incorporated by reference in its Registration Statements listed above.

Yours very truly,

/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota